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                                                                  Exhibit 23(b)



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-61626 and 33-59865 and Form S-4 No. 33-51957) of Sensormatic Electronics Corporation and in the related Prospectuses of our report dated September 30, 1995, with respect to the consolidated financial statements of Sensormatic Electronics Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 1995.




                                                               ERNST & YOUNG LLP



West Palm Beach, Florida
October 13, 1995